Exhibit 99.1

Sound Masking Business

Carved-out Business of LENCORE ACOUSTICS CORPORATION

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Sound Masking Business

(Carved-out Business of LENCORE ACOUSTICS CORPORATION)

CONTENTS

Report of Independent Auditors	1
Financial Statements Balance Sheet Statement of Income Statement of Changes in Net Parent Investment Statement of Cash Flows	2 3 4 5
Notes to Financial Statements	6-15

Report of Independent Auditors

The Board of Directors and Owners

Lencore Acoustics Corporation

We have audited the accompanying financial statements of Sound Masking Business (a carved-out business of Lencore Acoustics Corporation as described in Note 1) which comprise the balance sheet as of December 31, 2018, and the related statements of income, changes in net parent investment, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sound Masking Business at December 31, 2018, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

February 28, 2020

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION)
BALANCE SHEET
DECEMBER 31, 2018
Assets
Current Assets
Cash and cash equivalents	$6,977,534
Accounts receivable, net	5,846,929
Inventory	1,644,224
Deferred expenses	880,705
Prepaid expenses	146,796
Total Current Assets	15,496,188
Property and Equipment, Net	755,962
Total Assets	$16,252,150

Liabilities and Net Parent Investment
Liabilities
Accounts payable	$3,552,937
Deferred revenue	969,055
Sales and use tax liability	4,769,914
State tax liability	281,211
Other current liabilities	10,812
Total Liabilities	9,583,929
Net Parent Investment	6,668,221
Liabilities and Net Parent Investment	$16,252,150

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION)
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018
Net Sales		$23,675,503
Cost of Sales		9,835,516
Gross Profit		13,839,987
Operating Expenses
General and administrative expenses		7,941,779
Operating Income		5,898,208
Other Income
Interest income	$11,666
Other income	6,066
Total Other Income		17,732
Income Before Income Taxes		5,915,940
Income Taxes		41,125
Net Income		$5,874,815

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION)
STATEMENT OF CHANGES IN NET PARENT INVESTMENT
FOR THE YEAR ENDED DECEMBER 31, 2018
Net Parent Investment - January 1, 2018	$4,422,959
Net Income	5,874,815
Net transfers to parent	(3,629,553)
Net Parent Investment - December 31, 2018	$6,668,221

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2018
Cash Flows From Operating Activities
Net income		$5,874,815
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	$67,856
Provision for bad debts	51,699
Inventory reserve	54,257
Changes in operating assets and liabilities
Accounts receivable	(2,001,651)
Inventory	(731,503)
Prepaid expenses	(146,796)
Accounts payable	47,764
Deferred expenses and revenue	(30,662)
Sales and use tax liability	345,356
State tax liability	40,432
Other current liabilities	(87,349)
Total Adjustments		(2,390,597)
Net Cash Provided By Operating Activities		3,484,218
Cash Used in Investing Activities
Purchases of property and equipment		(20,227)
Cash Used in Financing Activities
Net transfers to Parent		(3,629,553)
Net Decrease in Cash and Cash Equivalents		(165,562)
Cash and Cash Equivalents - Beginning		7,143,096
Cash and Cash Equivalents - Ending		$6,977,534

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 1 – Summary of Significant Accounting Policies

Nature of Business

Sound Masking Business (the Company) manufactures, installs and distributes sound masking equipment to offices, hospitals, hotels, education centers and other end users, distributors and contractors principally throughout the United States and Canada. The Company operates as part of Lencore Acoustics Corp. (the “Parent”), which also manufactures, installs and distributes distributed audio, mass notification and related equipment.

Basis of Presentation

The Company has historically operated as part of the Parent and not as a standalone company. Financial statements representing the historical operations of the Company have been derived from Parent’s historical accounting records and are presented on a carve-out basis. The financial statements of the Company give effect to accounting and allocation policies established by the Company's management for purposes of these financial statements and are in accordance with accounting principles generally accepted in the United States (U.S. GAAP). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses from Parent on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of the Company, including allocated portions of the Parent’s expenses. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Parent.

All significant transactions between the Company and Parent have been included in the accompanying financial statements. Transactions with Parent are reflected in the accompanying Statement of Changes in Net Parent Investment as “Net transfers to parent” and in the accompanying Balance Sheet within “Net parent investment.”

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 1 – Summary of Significant Accounting Policies (continued)

The following allocation policies have been established by management of the Company and have been consistently applied in the financial statements. In the opinion of management, the methods for allocating these costs are reasonable. It is not practicable to estimate the costs that would have been incurred had the Company been operated on a stand-alone basis.

(i)	Specifically-Identifiable Operating Expenses

Costs which relate entirely to the operations of the Company are attributed entirely to the Company. These expenses consist of costs of personnel who are 100% dedicated to the operations of the Company, all costs associated with locations that conduct only the business of the Company and amounts paid to third parties for services rendered to the Company. In addition, any costs incurred by Parent, which are specifically identifiable to the operations of the Company, are attributed to the Company.

(ii)	Shared Operating Expenses

Parent incurs the cost of certain corporate general and administrative services and shared services that benefit all of its businesses, including the Company. These shared services include executive management, legal, accounting, consulting, information services, telecommunications, human resources, insurance, sales and marketing. These costs have been allocated to the Company based on one of the following allocation methods: (1) percentage of Company revenues, (2) headcount, and (3) time study estimations on an employee-by-employee basis. Management determined which allocation method was appropriate based on the nature of the shared service being provided.

Allocations of shared costs have been included in the accompany statement of income of the Company for the year ended December 31, 2018, as follows:

Cost of sales	$1,570,613
General and administrative expenses	1,733,059
Total	$3,303,672

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 1 – Summary of Significant Accounting Policies (continued)

Intracompany transactions have been eliminated.  The net effect of the settlement of transactions between the Company and the Parent together with the cash transfers to and from the Parent are reflected in the Statement of Changes in Net Parent Investment as net transfers to parent, in the Statement of Cash flows as a financing activity and in the Balance sheet as net parent investment.

Concentration of Credit Risk

The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of December 31, 2018. The Company places its cash and cash equivalents with high quality financial institutions. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

The Company considers all short-term investments with an original maturity of three months or less (i.e., money market accounts, certificates of deposit, etc.) to be cash equivalents.

Accounts Receivable

Accounts receivable are customers’ obligations due under normal trade terms. The Company routinely reviews accounts receivable by customer account aging to determine the collectability of the amounts due based on information received from the customer, past history and economic conditions. In doing so, the Company adjusts the allowance for doubtful accounts accordingly to reflect the net realizable value of an account receivable. Accounts receivable are written off once management determines that they are uncollectible. The allowance for doubtful accounts is $51,669 at December 31, 2018.

Inventories

Inventories, consisting of raw materials, work in progress and finished goods, are valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method.

Property and Equipment

Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reflected in income.

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 1 – Summary of Significant Accounting Policies (continued)

Deferred Charges

Deferred charges represent the expenses incurred by the Company in advance of merchandise being received by its customers and installations that have started but have not been completed at the end of the reporting period. The deferred charges are recognized once the shipment has been received and/or the installation has been completed.

Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company does not believe there was any impairment of long lived assets at December 31, 2018.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and accrued expenses. Management believes the carrying value of these instruments approximate their fair values due to their short-term maturities.

Shipping and Handling

Shipping and handling costs are charged to operations as incurred and are included in cost of sales in the accompanying statement of income. Shipping and handling costs amounted to $359,343 for the year ended December 31, 2018.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising costs charged to expense for the year ended December 31, 2018 was $268,584.

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 1 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue when all of the following criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured.

The Company derives its revenue from product sales and, in certain instances, from related installation. When a sale combines multiple elements, the Company accounts for multiple element arrangements under Accounting Standards Codification (“ASC”) Topic 605-25 – Revenue Arrangements with Multiple Deliverables.

Revenue under multiple element arrangements is allocated to product sales and installation services based upon the relative selling prices of those products and/or services. The Company offers its customer a one year warranty on any defects related to the products but warranty expense has been immaterial.

The Company has reviewed the new ASC Topic 606 – Recognizing Revenue from Contracts with Customers, which the Company must adopt for its annual financial statements for the year ended December 31, 2019. Based on management’s review of the Company’s accounting practices, the Company does not believe that adoption of the new accounting pronouncement will have a material impact on the financial statements.

Research And Development

Research and development costs are charged to operations when incurred and are included in selling, general and administrative expenses. Research and development costs for the year ended December 31, 2018 was $11,482.

Deferred Revenue

Deferred revenue represents amounts invoiced for installation services related to equipment which was shipped during the year but for which the installation was not completed as of December 31, 2018.

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 1 – Summary of Significant Accounting Policies (continued)

Income Taxes

The Parent, with the consent of its stockholders, has elected “S” Corporation status under the Internal Revenue Code. The stockholders of an “S” Corporation are taxed on their proportionate share of the “S” Corporation’s taxable income. Accordingly, no provision of liability for Federal income taxes has been included in the financial statements. However, the provision includes income taxes for the State of New York.

Management has concluded that the Company is a pass-through entity but evaluates its filing positions for uncertain tax positions. The Company has recorded approximately $280,000 as an uncertain tax position liability within the financial statements relating to states that administer entity-level taxes in which the Company is currently not filing an income tax return. Of that liability, approximately $40,000 was recorded during the year ended December 31, 2018 and is classified as income tax expense. The Company classifies interest and penalties, when material, as income tax expense. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

Use of Estimates In The Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 – Inventories

Inventories at December 31, 2018 consists of the following:

Amount
Finished goods	$37,825
Raw materials and subassemblies	1,606,399
Inventories	$1,644,224

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 3 – Property and Equipment

Property and equipment at December 31, 2018 consists of the following:

	Amount	Estimate Useful Lives
Machinery and equipment	$134,820	5-7 years
Trucks and autos	48,493	5-7 years
Furniture and fixtures	22,576	5-7 years
Computer equipment	12,149	5-7 years
Leasehold improvements	861,400	Life of lease
	1,079,438
Less: accumulated depreciation and amortization	(323,476)
Property and Equipment, Net	$755,962

Depreciation and amortization expense for the year ended December 31, 2018 was $67,856.

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

NOTE 4 – RELATED PARTY Disclosures

During the year ending December 31, 2018, The Company rented its headquarter office in Woodbury, NY from Ship 142 LLC, an entity related through common ownership, on a month-to-month basis. The Company also pays insurance, real estate taxes and other operating expenses related to this property. Total payments paid to this entity was $336,643, for the year ended December 31, 2018 and it was included in the general and administrative expenses on the income statement. At December 31, 2018 Ship 142 owed the company $68,292. See Note 11 – Subsequent Events for further details regarding this entity.

The Company also rents additional warehouse space in Norfolk, NY from Meroke Realty Corp, a related entity through common ownership, on a month-to-month basis. Total payments paid to this entity was $66,633 for the year ended December 31, 2018 and are included in the general and administrative expenses on the income statement. At December 31, 2018 Meroke owed the Company $58,825.

The Company also outsources its warehouse operations in Norfolk, NY from Custom Acoustics Company, a related entity through a family relationship of the Parent’s owners. Total payments paid to this entity were $784,430 and are included in the cost of sales expenses on the income statement. At December 31, 2018 the Company owed Custom Acoustics $6,040.

Note 5 – Retirement Plan

The Parent maintains a 401(k) defined contribution plan and a profit sharing plan (the “Plan”) covering substantially all of its nonunion employees. The Plan allows for employees to defer up to 100% of annual compensation not to exceed the annual contribution limit as determined by the Internal Revenue Service. Participants age 50 and over are permitted to make additional contributions up to IRS limits. The Company contributions are pursuant to safe harbor rules. Company contributions for the year ended December 31, 2018 resulted in expense of $61,303.

Note 6 – Economic Dependency

Major Vendors

During 2018, one vendor accounted for 36.2% of total purchases and one vendor accounted for 57.5% of contract manufacturing costs. At December 31, 2018, the amounts due to these two vendors in accounts payable were $70,239and $0, respectively.

Note 7 – Commitments and Contingencies

Operating Leasing Commitments

The Company rents its headquarter office in Woodbury, NY from Ship 142 LLC an entity related through common ownership on a month-to-month basis. The Company also pays insurance, real

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

estate taxes and other operating expenses related to this property. Total rent paid to this entity was $260,598, for the year ended December 31, 2018.

The Company also rents additional warehouse space in Norfolk, NY from Meroke LLC a related entity through common ownership on a month-to-month basis. Total rent paid to this entity was $66,360, for the year ended December 31, 2018.

Litigation

From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management, it is not anticipated that the settlement or resolution of any such matters will have a material adverse impact on the Company’s financial condition, liquidity or results of operations.

Sales and Use Tax

The Company has concluded that it failed to collect and remit sales and use taxes for certain sales and in certain jurisdictions during 2018 and previous periods. In analyzing this issue, the Company concluded that the nature of certain of its sales gave rise to a sales and use tax obligation that was neither collected from customers, nor remitted to the taxing authorities. Accordingly, the Company believes a loss contingency is probable of occurrence and conducted a state-by-state analysis, based on historical sales, the existence of valid exemption certificates, and other assumptions in order to estimate the exposure. Based upon its analysis the Company concluded the exposure is both probable and reasonably estimable and has recorded a liability of approximately $4.8 million as of December 31, 2018, of which approximately $350,000 was recorded to general and administrative expense during the year ended December 31, 2018 as an increase to the obligation.

Sound Masking Business (Carved-out Business of LENCORE ACOUSTICS CORPORATION) NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2018

Note 8 – Subsequent Events

The Company has evaluated subsequent events through February 28, 2020, the date of which the financial statements were available to be issued.

On April 30, 2019, the Parent entered into a Loan Agreement with Bank of America for (a) a Line of Credit of up to $5,000,000 available until April 30, 2022 and (b) a Fixed Rate Term Loan of $5,000,000. The Line of Credit is available to the Parent subject to financial covenants and bears interest at a rate of LIBOR plus 225 basis points. The maximum amount available under the Line of Credit reduces to $4,000,000 on March 31, 2020 and to $3,000,000 on March 31, 2021. The Fixed Rate Term Loan bears interest at a rate of 4.66% and amortizes monthly over 3 years.

On May 9, 2019, the Parent advanced $10,568,750 to the majority stockholder and various individuals and an entity related to the Parent under five (5) various Promissory Notes totaling $12,500,000 including interest at 3.09% per annum. The total interest for the term of these notes aggregating $1,931,250 was withheld from the funds advanced under the terms of these Promissory Notes. The principal payments are due and payable in full on May 10, 2024.

On September 19, 2019, the Parent advanced $2,680,500 to the majority stockholder and various individuals and an entity related to the Parent under five (5) various Promissory Notes totaling $3,000,000 including interest at 2.13% per annum. The total interest for the term of these notes aggregating $319,500 was withheld from the funds advanced under the terms of these Promissory Notes. The principal payments are due and payable in full on September 19, 2024.

On August 21, 2019, the Parent entered into a commercial lease agreement with Ship 142 to rent space in the building in Woodbury, NY which houses its headquarters. The term of the lease is ten (10) years. The rent for the space is the greater of: (a) $23,150 or (b) an amount sufficient for Ship 142, LLC to satisfy a Basic Fixed Charge Coverage Ratio of 1.15 to 1.00 based on the definition of Basic Fixed Charge Coverage Ratio in the Loan Agreement dated August 21, 2019 between Ship 142, LLC and its lender.

On November 19, 2019 the Parent entered into a Letter of Intent with a third party to sell the sound masking business of the Parent pursuant to a share purchase agreement on or before January 31, 2020, for which the deadline was subsequently extended (the “Proposed Transaction”). The Proposed Transaction envisions that the Company will be sold on a cash-free/debt-free basis, will exclude i) all business activity and holdings other than the sound masking business and ii) all real estate owned by affiliates of the Parent – specifically, Meroke Realty Corp and Ship 142, LLC.